GE Vernova Reports First Quarter 2024 Financial Results
Solid first quarter results; growing backlog1 & significant margin expansion across all segments; reaffirming 2024 guidance

First Quarter 2024 Highlights:
•Total orders of $9.7B with orders exceeding revenue, driving continued backlog1 growth
•Total revenue of $7.3B, +6%, +5% organically*, led by services growing +9%, +8% organically*
•Net income (loss) of $(0.1)B, +$0.2B; net income (loss) margin of (1.5)%, +360 bps
•Adjusted EBITDA* of $0.2B, +$0.3B organically*; adjusted EBITDA margin* of 2.6%, +470bps organically*
•Cash from (used for) operating activities of $(0.4)B, +$0.2B; free cash flow* (FCF) of $(0.7)B, +$0.2B, on improved earnings partially offset by increased working capital use

CAMBRIDGE, Mass., (Apr. 25, 2024) – GE Vernova Inc. (NYSE: GEV), a unique industry leader enabling customers to accelerate the energy transition, today reported financial results for the first quarter ending March 31, 2024.

“We delivered solid results with significant margin expansion across each segment, and I am pleased with the progress we are making as an independent company following our April 2 spin-off from GE. The energy transition is a growing, exciting market and GE Vernova is well-positioned to lead,” said GE Vernova CEO Scott Strazik. “In 2024, we will continue to execute our strategy with sustainability, innovation, and lean at our core. With the combination of strong market demand and operational improvement in our businesses, we are electrifying and decarbonizing the world while delivering an attractive multi-year financial trajectory. I’m grateful to the entire GE Vernova team for their hard work to support our customers and stakeholders.”

In the quarter, GE Vernova orders of $9.7 billion were flat, down (1)% organically. Revenue of $7.3 billion was up +6%, +5% organically*, driven by Electrification and Power. Services revenue grew +9%, +8% organically*, with growth across all segments. Margins were higher from price, productivity, cost management and volume.

Power
•Strong orders of $5.0 billion, up 24% organically from increased HA and Aeroderivative gas turbine equipment orders, and revenues of $4.0 billion increased +6%, +4% organically*, led by higher Gas Power services.
•Power secured orders for 8 HA gas units, including an order for 7HA.03 equipment from Louisville Gas and Electric Company and Kentucky Utilities Company, regulated subsidiaries of PPL Corp. (NYSE:PPL).

Wind
•Orders of $1.1 billion, down (40)% organically as developers progress through siting and permitting, and revenues of $1.6 billion declined (6)%, (7)% organically*, from lower Onshore, partially offset by Offshore backlog execution.
•Wind booked 0.6GW of wind turbine orders while continuing to implement selectivity, lean, and pricing.

Electrification
•Orders of $3.6 billion, down (10)% organically with strong grid demand more than offset by a non-repeat of large High-Voltage Direct Current (HVDC) orders, and revenues of $1.7 billion grew +24%, +21% organically*, due to growth in Grid Solutions.
•Electrification awarded a consortium contract with MYTILINEOS to supply two HVDC converter stations for Eastern Green Link 1 in the United Kingdom.

1 Defined as remaining performance obligation (RPO)

*Non-GAAP Financial Measure

Company Highlights:
•In the first quarter, GE Vernova experienced zero fatalities and demonstrated an Injury and Illness (I&I) rate of 0.372, a 5.1% improvement versus the prior year period.
•Invested $0.2 billion in capital expenditures versus $0.1 billion in the first quarter of 2023 to increase assembly capacity, supporting profitable growth.
•Funded $0.2 billion in research and development (R&D) spending to advance and commercialize breakthrough energy transition technologies.
•Hosted its 2024 Investor Day on March 6 and debuted its sustainability framework and lean operating system.

"With an encouraging start to the year, we are executing our financial strategy to deliver disciplined revenue growth with stronger profitability and free cash flow. We expect cash generation to improve meaningfully every quarter this year, in line with our typical seasonality," said GE Vernova CFO Ken Parks. “As we execute this strategy, we will focus on strategic capital allocation and remain committed to maintaining our investment-grade balance sheet.”

Guidance:
GE Vernova reaffirmed its 2024 financial guidance for revenue of $34-35 billion, adjusted EBITDA margin* at the high end of mid-single digits, cash from operating activities of $1.5-1.9 billion, and free cash flow* of $0.7-1.1 billion. Additionally, GE Vernova reaffirmed segment guidance of:
•Power: mid-single digit organic revenue* growth with ~100bps of organic EBITDA margin* expansion.
•Wind: flat organic revenue* growth, approaching profitability.
•Electrification: low double-digit organic revenue* growth with mid-single digit segment EBITDA margins.

Total Company Results

	Three months ended March 31
(Dollars in millions, except per share)	2024	2023	Year-on-Year
GAAP Metrics
Total Revenues	$7,260	$6,822	6%
Net Income (loss)	$(106)	$(346)	$240
Net Income (loss) margin	(1.5)%	(5.1)%	360bps
EPS(a)	$(0.47)	$(1.15)	59%
Cash from (used for) Operating Activities	$(444)	$(690)	$246
Non-GAAP Metrics
Organic Revenues	$7,169	$6,829	5%
Adjusted EBITDA	$189	$(185)	$374
Adjusted EBITDA margin	2.6%	(2.7)%	530bps
Adjusted Organic EBITDA margin	3.1%	(1.6)%	470bps
Adjusted EPS(a)	$(0.41)	$(1.25)	67%
Free Cash Flow	$(661)	$(814)	$153

(a) Reflects earnings (loss) per share on a basic and diluted basis. On April 2, 2024, there were approximately 274 million shares of GE Vernova common stock outstanding. The computation of earnings (loss) per common share for all periods through March 31, 2024 was calculated using 274 million common shares and is net of Net loss (income) attributable to noncontrolling interests. For periods prior to the Spin-Off, the Company participated in various GE stock-based compensation plans. It is assumed that there are no dilutive equity instruments as there were no equity awards of GE Vernova outstanding prior to Spin-Off. Outstanding equity instruments may convert into equity instruments of the Company after the Spin-Off and be included in the diluted earnings per share calculation in future reporting periods to the extent such equity instruments are dilutive.
2 Incidents per 100 full-time employees in a given time frame (trailing twelve months ending March 2024).

*Non-GAAP Financial Measure

Results by Reporting Segment
The following segment discussions and variance explanations are intended to reflect management’s view of the relevant comparisons of financial results.

Power

	Three months ended March 31
(In millions)	2024	2023	Year-on-year
Orders	$5,029	$4,018	25%
Revenues	$4,035	$3,821	6%
Segment EBITDA	$345	$177	$168
Segment EBITDA margin	8.6%	4.6%	400bps
First Quarter 2024 Power Performance:
Orders of $5.0 billion increased +25%, +24% organically, with higher equipment orders from increased HA and Aeroderivative gas turbines. Revenues of $4.0 billion increased +6%, +4% organically*, led by higher Gas Power services with higher outages and stronger pricing. Segment EBITDA was $0.3 billion and segment EBITDA margin was 8.6%, up +400 basis points, +340 basis points organically*, with higher Gas Power services volume, favorable price and productivity more than offsetting inflation.

Wind

	Three months ended March 31
(In millions)	2024	2023	Year-on-Year
Orders	$1,150	$1,919	(40)%
Revenues	$1,639	$1,751	(6)%
Segment EBITDA	$(173)	$(260)	$87
Segment EBITDA margin	(10.6)%	(14.8)%	420bps
First Quarter 2024 Wind Performance:
Orders of $1.1 billion declined (40)% reported and organically driven by lower Onshore Wind equipment, as North American customers continue to site and permit projects. Revenues of $1.6 billion declined (6)%, (7)% organically*, from lower Onshore Wind equipment volume, partially offset by higher Offshore Wind equipment and Wind services. Segment EBITDA was $(0.2) billion and segment EBITDA margin was (10.6)%, up +420 basis points, +400 basis points organically*, from continued cost reduction and improved pricing, with Onshore Wind positive for a third consecutive quarter.

Electrification

	Three months ended March 31
(In millions)	2024	2023	Year-on-year
Orders	$3,571	$3,856	(7)%
Revenues	$1,651	$1,331	24%
Segment EBITDA	$66	$(30)	$96
Segment EBITDA margin	4.0%	(2.3)%	630bps
First Quarter 2024 Electrification Performance:
Orders of $3.6 billion declined (7)%, (10)% organically, with lower large HVDC orders, partially offset by strong grid demand. Revenues of $1.7 billion grew +24%, +21% organically*, due to growth in Grid Solutions. Segment EBITDA was $0.1 billion and segment EBITDA margin was 4.0%, up +630 basis points, +600 basis points organically*, due to rising volume, price, and productivity.

*Non-GAAP Financial Measure

COMBINED STATEMENT OF INCOME (LOSS) (UNAUDITED)	Three months ended March 31
(In millions)	2024	2023	V%
Sales of equipment	$3,617	$3,489
Sales of services	3,642	3,333
Total revenues	7,260	6,822	6%

Cost of equipment	3,693	3,575
Cost of services	2,417	2,328
Gross profit	1,150	919	25%

Selling, general and administrative expenses	1,202	1,186
Research and development expenses	237	202
Operating income (loss)	(289)	(469)	38%

Interest and other financial charges – net	(14)	(21)
Non-operating benefit income	134	139
Other income (expense) – net	73	(64)

Income (loss) before income taxes	(96)	(415)	77%
Provision (benefit) for income taxes	10	(69)
Net income (loss)	(106)	(346)	69%
Net loss (income) attributable to noncontrolling interests	(24)	32
Net income (loss) attributable to GE Vernova	$(130)	$(315)	59%

COMBINED STATEMENT OF FINANCIAL POSITION (UNAUDITED)
(In millions)	March 31, 2024	December 31, 2023
Cash, cash equivalents and restricted cash	$3,255	$1,551
Current receivables – net	6,992	7,409
Due from related parties	104	80
Inventories, including deferred inventory costs	8,859	8,253
Current contract assets	8,579	8,339
All other current assets	462	352
Assets of businesses held for sale	993	1,444
Current assets	29,243	27,428

Property, plant and equipment – net	5,224	5,228
Goodwill	4,403	4,437
Intangible assets – net	991	1,042
Contract and other deferred assets	633	621
Equity method investments	3,647	3,555
Deferred income taxes	1,428	1,582
All other assets	2,303	2,228
Total assets	$47,872	$46,121

Accounts payable and equipment project payables	$7,509	$7,900
Due to related parties	217	532
Contract liabilities and deferred income	15,919	15,074
All other current liabilities	4,399	4,352
Liabilities of businesses held for sale	1,472	1,448
Current liabilities	29,516	29,306

Deferred income taxes	423	382
Non-current compensation and benefits	3,266	3,273
All other liabilities	4,687	4,780
Total liabilities	37,892	37,741

Net parent investment	9,659	8,051
Accumulated other comprehensive income (loss) – net attributable to GE Vernova	(686)	(635)
Total equity attributable to GE Vernova	8,974	7,416
Noncontrolling interests	1,007	964
Total equity	9,980	8,380
Total liabilities and equity	$47,872	$46,121

COMBINED STATEMENT OF CASH FLOWS (UNAUDITED)	Three months ended March 31
(In millions)	2024	2023
Net income (loss)	$(106)	$(346)
Adjustments to reconcile net income (loss) to cash from (used for) operating activities
Depreciation and amortization of property, plant and equipment	188	176
Amortization of intangible assets	63	55
Principal pension plans – net	(95)	(99)
Other postretirement benefit plans – net	(47)	(83)
Provision (benefit) for income taxes	10	(69)
Cash recovered (paid) during the year for income taxes	(58)	(45)
Changes in operating working capital:
Decrease (increase) in current receivables	359	591
Decrease (increase) in due from related parties	(56)	(12)
Decrease (increase) in inventories, including deferred inventory costs	(717)	(739)
Decrease (increase) in current contract assets	(270)	(36)
Increase (decrease) in accounts payable and equipment project payables	(306)	(306)
Increase (decrease) in due to related parties	(365)	10
Increase (decrease) in contract liabilities and current deferred income	885	317
All other operating activities	71	(104)
Cash from (used for) operating activities	(444)	(690)

Additions to property, plant and equipment and internal-use software	(217)	(124)
Dispositions of property, plant and equipment	4	2
Purchases of and contributions to equity method investments	(91)	(18)
Sales of and distributions from equity method investments	29	13
All other investing activities	(9)	86
Cash from (used for) investing activities	(285)	(41)

Net increase (decrease) in borrowings of maturities of 90 days or less	(23)	18
Transfers from (to) Parent	2,023	708
All other financing activities	(66)	(22)
Cash from (used for) financing activities	1,934	704
Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(32)	13
Increase (decrease) in cash, cash equivalents and restricted cash, including cash classified within businesses held for sale	1,173	(14)
Less: Net increase (decrease) in cash classified within businesses held for sale	(531)	(21)
Increase (decrease) in cash, cash equivalents and restricted cash	1,704	6
Cash, cash equivalents and restricted cash at beginning of year	1,551	2,067
Cash, cash equivalents and restricted cash as of March 31	$3,255	$2,073

Non-GAAP Financial Measures
The non-GAAP financial measures presented in this press release are supplemental measures of our performance and our liquidity that we believe help investors understand our financial condition and operating results and assess our future prospects. We believe that presenting these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes of management.” We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. When read in conjunction with our U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as one basis for financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business. The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures follow. Unless otherwise noted, tables are presented in U.S. dollars in millions, except for per-share amounts which are presented in U.S. dollars. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented in this report are calculated from the underlying numbers in millions.

We believe the organic measures presented below provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

ORGANIC REVENUES, EBITDA, AND EBITDA MARGIN BY SEGMENT (NON-GAAP)(a)
	Revenue			Segment EBITDA			Segment EBITDA margin
Three months ended March 31	2024	2023	V%	2024	2023	V%	2024	2023	V bps
Power (GAAP)	$4,035	$3,821	6%	$345	$177	95%	8.6%	4.6%	400bps
Less: Acquisitions	41	—		14	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	12	1		(39)	(49)
Power organic (Non-GAAP)	$3,981	$3,820	4%	$370	$226	64%	9.3%	5.9%	340bps

Wind (GAAP)	$1,639	$1,751	(6)%	$(173)	$(260)	33%	(10.6)%	(14.8)%	420bps
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	3	(7)		(14)	(19)
Wind organic (Non-GAAP)	$1,636	$1,758	(7)%	$(159)	$(241)	34%	(9.7)%	(13.7)%	400bps

Electrification (GAAP)	$1,651	$1,331	24%	$66	$(30)	F	4.0%	(2.3)%	630bps
Less: Acquisitions	1	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	33	(2)		(7)	(10)
Electrification organic (Non-GAAP)	$1,617	$1,333	21%	$73	$(20)	F	4.5%	(1.5)%	600bps
(a) Includes intersegment sales of $78 million and $90 million for the three months ended March 31, 2024 and 2023, respectively.

	Three months ended March 31
ORGANIC REVENUES (Non-GAAP)	2024	2023	V%
Total revenues (GAAP)	$7,260	$6,822	6%
Less: Acquisitions	42	—
Less: Business dispositions	—	—
Less: Foreign currency effect	48	(8)
Organic revenues (Non-GAAP)	$7,169	$6,829	5%

	Three months ended March 31
EQUIPMENT AND SERVICES ORGANIC REVENUES (NON-GAAP)	2024	2023	V%
Total equipment revenues (GAAP)	$3,617	$3,489	4%
Less: Acquisitions	20	—
Less: Business dispositions	—	—
Less: Foreign currency effect	44	(8)
Equipment organic revenues (Non-GAAP)	$3,554	$3,497	2%

Total services revenues (GAAP)	$3,642	$3,333	9%
Less: Acquisitions	23	—
Less: Business dispositions	—	—
Less: Foreign currency effect	4	1
Services organic revenues (Non-GAAP)	$3,615	$3,332	8%

We believe that Adjusted EBITDA* and Adjusted EBITDA margin*, which are adjusted to exclude the effects of unique and/or non-cash items that are not closely associated with ongoing operations provide management and investors with meaningful measures of our performance that increase the period-to-period comparability by highlighting the results from ongoing operations and the underlying profitability factors. We believe Adjusted organic EBITDA* and Adjusted organic EBITDA margin* provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by further excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

We believe these measures provide additional insight into how our businesses are performing, on a normalized basis. However, Adjusted EBITDA*, Adjusted organic EBITDA*, Adjusted EBITDA margin* and Adjusted organic EBITDA margin* should not be construed as inferring that our future results will be unaffected by the items for which the measures adjust.

	Three months ended March 31
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (NON-GAAP)	2024	2023	V%
Net income (loss) (GAAP)	$(106)	$(346)	69%
Add: Restructuring and other charges(a)	148	110
Add: Purchases and sales of business interests(b)	5	—
Add: Non-operating benefit income(c)	(134)	(139)
Add: Depreciation and amortization(d)	209	204
Add: Interest and other financial charges – net(e)	4	9
Add: Provision (benefit) for income taxes(e)	64	(22)
Adjusted EBITDA (Non-GAAP)	$189	$(185)	F

Net income (loss) margin (GAAP)	(1.5)%	(5.1)%	360bps
Adjusted EBITDA margin (Non-GAAP)	2.6%	(2.7)%	530bps

(a) Consists of severance, facility closures, acquisition and disposition, and other charges associated with major restructuring programs.
(b) Consists of gains and losses resulting from the purchases and sales of business interests and assets.
(c) Primarily related to the expected return on plan assets, partially offset by interest cost.
(d) Excludes depreciation and amortization expense related to Restructuring and other charges.
(e) Excludes interest expense of $10 million and $12 million and benefit for income taxes of $54 million and $47 million for the three months ended March 31, 2024 and 2023, respectively, related to our Financial Services business which, because of the nature of its investments, is measured on an after-tax basis due to its strategic investments in renewable energy tax equity investments.

*Non-GAAP Financial Measure

	Three months ended March 31
ADJUSTED ORGANIC EBITDA AND ADJUSTED ORGANIC EBITDA MARGIN (NON-GAAP)	2024	2023	V%
Adjusted EBITDA (Non-GAAP)	$189	$(185)	F
Less: Acquisitions	14	—
Less: Business dispositions	—	—
Less: Foreign currency effect	(46)	(78)
Adjusted organic EBITDA (Non-GAAP)	$222	$(106)	F

Adjusted EBITDA margin (Non-GAAP)	2.6%	(2.7)%	530bps
Adjusted organic EBITDA margin (Non-GAAP)	3.1%	(1.6)%	470bps

We believe Adjusted net income* and Adjusted net income margin* provide investors with improved comparability of underlying operating results and a further understanding and additional transparency regarding how we evaluate our business. Adjusted net income* also provides management and investors with additional perspective regarding the impact of certain significant items on our earnings. Adjusted net income* excludes non-operating benefit income, certain tax expenses, and unique and/or non-cash items, that can have a material impact on our results. In addition, we may from time to time consider excluding other nonrecurring items to enhance comparability between periods. However, Adjusted net income* and Adjusted net income margin* should not be construed as inferring that our future results will be unaffected by the items for which the measures adjust.

	Three months ended March 31
ADJUSTED NET INCOME AND ADJUSTED NET INCOME MARGIN (NON-GAAP)	2024	2023	V%
Net income (loss) (GAAP)	$(106)	$(346)	69%
Add: Restructuring and other charges(a)	148	110
Add: Purchases and sales of business interests(b)	5	—
Add: Non-operating benefit income(c)	(134)	(139)
Add: Tax effect of reconciling items	(1)	3
Adjusted net income (Non-GAAP)	$(88)	$(373)	76%

Net income (loss) margin (GAAP)	(1.5)%	(5.1)%	360bps
Adjusted net income margin (Non-GAAP)	(1.2)%	(5.5)%	430bps

(a) Consists of severance, facility closures, acquisition and disposition, and other charges associated with major restructuring programs.
(b) Consists of gains and losses resulting from the purchases and sales of business interests and assets.
(c) Primarily related to the expected return on plan assets, partially offset by interest cost.

We believe Adjusted earnings (loss) per share* provides investors with improved comparability of underlying operating results and a further understanding and additional transparency regarding how we evaluate our business. Adjusted earnings (loss) per share* also provides management and investors with additional perspective regarding the impact of certain significant items on our per share earnings (loss). Adjusted earnings (loss) per share* excludes non-operating benefit income, certain tax expenses, and unique and/or non-cash items that can have a material impact on our results. In addition, we may from time to time consider excluding other nonrecurring items to enhance comparability between periods. However, Adjusted earnings (loss) per share* should not be construed as inferring that our future results will be unaffected by the items for which the measure adjusts.

	Three months ended March 31
ADJUSTED EARNINGS (LOSS) PER SHARE (NON-GAAP)	2024	2023	V%
Earnings (loss) per share (GAAP)	$(0.47)	$(1.15)	59%
Add: Restructuring and other charges(a)	0.54	0.40
Add: Purchases and sales of business interests(b)	0.02	—
Add: Non-operating benefit income(c)	(0.49)	(0.51)
Add: Tax effect of reconciling items	—	0.01
Adjusted earnings (loss) per share (Non-GAAP)(d)	$(0.41)	$(1.25)	67%

(a) Consists of severance, facility closures, acquisition and disposition, and other charges associated with major restructuring programs.
(b) Consists of gains and losses resulting from the purchases and sales of business interests and assets.
(c) Primarily related to the expected return on plan assets, partially offset by interest cost.
(d) Adjusted earnings (loss) per share* amounts are computed independently, and thus, the sum of per-share amounts may not equal the total.

*Non-GAAP Financial Measure

We believe that free cash flow* provides management and investors with an important measure of our ability to generate cash on a normalized basis. Free cash flow* also provides insight into our ability to produce cash subsequent to fulfilling our capital obligations; however, free cash flow* does not delineate funds available for discretionary uses as it does not deduct the payments required for certain investing and financing activities.

	Three months ended March 31
FREE CASH FLOW (NON-GAAP)	2024	2023	V%
Cash from (used for) operating activities (GAAP)	$(444)	$(690)	36%
Add: Gross additions to property, plant and equipment and internal-use software	(217)	(124)
Free cash flow (Non-GAAP)	$(661)	$(814)	19%

2024 GUIDANCE: FREE CASH FLOW (NON-GAAP)

For the years ended December 31	2024E
Cash from (used for) operating activities (GAAP)	$1,500-1,900
Add: gross additions to property, plant and equipment and internal-use software	(800)
Free cash flow (Non-GAAP)	$700-1,100

2024 GUIDANCE: POWER SEGMENT ORGANIC EBITDA MARGIN (NON-GAAP)
We cannot provide a reconciliation of the differences between non-GAAP expectations and the corresponding GAAP measure for organic EBITDA margin* expansion for the Power segment in the 2024 outlook without unreasonable effort due to the uncertainty of foreign exchange rates.

*Non-GAAP Financial Measure

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
Certain statements contained in this release and certain of our other public communications and SEC filings may constitute “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on our current assumptions regarding future business and financial performance and condition. These statements by their nature address matters that are uncertain to different degrees, such as our expected future business and operating results and opportunities; our progress as an independent company; the increased demand for our products and services, the roles we expect them to play in the energy transition and our ability to meet those demands and execute those roles; our business strategy and the benefits we expect to realize; our expected operational improvements; our expectations regarding the energy transition; our investments; our expected cash generation; our capital allocation strategies; and our commitment to maintaining an investment grade rated balance sheet. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “estimates,” “intends,” “plans,” “projects,” and similar expressions, may identify such forward-looking statements. Any forward-looking statement in this release speaks only as of the date on which it is made. Although we believe that the forward-looking statements contained in this release are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results, cash flows, or results of operations and could cause actual results to differ materially from those in such forward-looking statements, including but not limited to:
•Changes in macroeconomic and market conditions and market volatility, including risk of recession, inflation, supply chain constraints or disruptions, interest rates, the value of securities and other financial assets, oil, natural gas and other commodity prices and exchange rates, and the impact of such changes and volatility on the Company’s business operations, financial results and financial position;
•Global economic trends, competition and geopolitical risks, including impacts from the ongoing geopolitical conflicts (such as the Russia-Ukraine conflict and conflict in the Middle East), demand or supply shocks from events such as a major terrorist attack, natural disasters or actual or threatened public health pandemics or other emergencies, or an escalation of sanctions, tariffs or other trade tensions, and related impacts on our supply chains and strategies;
•Actual or perceived quality issues or safety failures related to our complex and specialized products, solutions and services;
•Market developments or customer actions that may affect our ability to achieve our anticipated operational cost savings and implement initiatives to control or reduce operating costs;
•Significant disruptions in the Company’s supply chain, including the high cost or unavailability of raw materials, components, and products essential to our business, and significant disruptions to our manufacturing and production facilities and distribution networks;
•Our ability to attract and retain highly qualified personnel;
•Our ability to obtain, maintain, protect and effectively enforce our intellectual property rights;
•Our capital allocation plans, including the timing and amount of dividends, share repurchases, acquisitions, organic investments, and other priorities;
•Downgrades of our credit ratings or ratings outlooks, or changes in rating application or methodology, and the related impact on the Company’s funding profile, costs, liquidity and competitive position;
•Shifts in market and other dynamics related to electrification, decarbonization or sustainability;
•The amount and timing of our cash flows and earnings, which may be impacted by macroeconomic, customer, supplier, competitive, contractual and other dynamics and conditions;
•Actions by our joint venture arrangements, consortiums, and similar collaborations with third parties for certain projects that result in additional costs and obligations;
•Any reductions or modifications to, or the elimination of, governmental incentives or policies that support renewable energy and energy transition innovation and technology;
•Our ability to develop and introduce new technologies to meet market demand and evolving customer needs;
•Changes in law, regulation or policy that may affect our businesses, such as trade policy and tariffs, regulation and incentives related to sustainability, climate change (including the impact or status of the Inflation Reduction Act of 2022 and other policies), environmental, health and safety laws, and the effects of tax law changes;
•Our ability and challenges to manage the transition as a newly stand-alone public company or achieve some or all of the benefits we expect to achieve from such transition;
•The risk of an active trading market not developing or being sustained or significant volatility in our stock price; and
•The impact related to information technology, cybersecurity or data security breaches at GE Vernova or third parties.

These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements, and these and other factors are more fully discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections included in our information statement dated March 8, 2024, which was furnished as Exhibit 99.1 to a Current Report on Form 8-K furnished with the Securities and Exchange Commission (SEC) on March 8, 2024 as may be updated from time to time in our SEC filings and as posted on our website at www.gevernova.com/investors/fls. There may be other factors not presently known to GE Vernova or which we currently consider to be immaterial that could cause our actual results to differ materially from those projected in any forward-looking statement that we make. We do not undertake any obligation to update or revise our forward-looking statements except as required by applicable law or regulation. This press release also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

Additional Information
GE Vernova’s website at www.gevernova.com/investors, as well as GE Vernova’s LinkedIn and other social media accounts, contains a significant amount of information about GE Vernova, including financial and other information for investors. GE Vernova encourages investors to visit these websites from time to time, as information is updated, and new information is posted.

Additional Financial Information
Additional financial information can be found on the Company’s website at: www.gevernova.com/investors under Reports and Filings.

Conference Call and Webcast Information
GE Vernova will discuss its results during its investor conference call today starting at 7:30 Eastern Time. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website https://www.gevernova.com/investors. An archived version of the webcast will be available on the website after the call.

About GE Vernova
GE Vernova is a purpose-built global energy company that includes Power, Wind, and Electrification segments and is supported by its accelerator businesses of Advanced Research, Consulting Services, and Financial Services. Building on over 130 years of experience tackling the world’s challenges, GE Vernova is uniquely positioned to help lead the energy transition by continuing to electrify the world while simultaneously working to decarbonize it. GE Vernova helps customers power economies and deliver electricity that is vital to health, safety, security, and improved quality of life. GE Vernova is headquartered in Cambridge, Massachusetts, U.S., with more than 80,000 employees across 100+ countries around the world.

GE Vernova’s mission is embedded in its name – it retains its legacy, “GE,” as an enduring and hard-earned badge of quality and ingenuity. “Ver” / “verde” signal Earth’s verdant and lush ecosystems. “Nova,” from the Latin “novus,” nods to a new, innovative era of lower carbon energy. Supported by the Company Purpose, The Energy to Change the World, GE Vernova will help deliver a more affordable, reliable, sustainable, and secure energy future. Learn more: GE Vernova’s website and LinkedIn.
Investor Relations Contact:
Michael Lapides
+1.617.674.7568
m.lapides@ge.com

Media Contact:
Adam Tucker
+1.518.227.2463
Adam.Tucker@ge.com